Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Class A Common Stock of Freshworks Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date:	February 14, 2022

CAPITALG 2013 LP		CAPITALG GP LLC

By:	/s/ Daniel Fox	By:	/s/ Daniel Fox
Name:	Daniel Fox	Name:	Daniel Fox
Title:	Attorney-in-Fact	Title:	Attorney-in-Fact

CAPITALG 2013 GP LLC		CAPITALG II LP

By:	/s/ Daniel Fox	By:	/s/ Daniel Fox
Name:	Daniel Fox	Name:	Daniel Fox
Title:	Attorney-in-Fact	Title:	Attorney-in-Fact

CAPITALG 2014 LP		CAPITALG II GP LLC

By:	/s/ Daniel Fox	By:	/s/ Daniel Fox
Name:	Daniel Fox	Name:	Daniel Fox
Title:	Attorney-in-Fact	Title:	Attorney-in-Fact

CAPITALG 2014 GP LLC		ALPHABET HOLDINGS LLC

By:	/s/ Daniel Fox	By:	/s/ Daniel Fox
Name:	Daniel Fox	Name:	Daniel Fox
Title:	Attorney-in-Fact	Title:	Attorney-in-Fact

CAPITALG LP		ALPHABET INC.

By:	/s/ Daniel Fox	By:	/s/ Daniel Fox
Name:	Daniel Fox	Name:	Daniel Fox
Title:	Attorney-in-Fact	Title:	Attorney-in-Fact